Exhibit 10.103
EXECUTION VERSION

ADMINISTRATION AGREEMENT
This ADMINISTRATION AGREEMENT, dated as of December 30, 2025 (this “Agreement”), is made by and among INTERPACE FUNDING LLC, a Delaware limited liability company (“Interpace Funding” or the “Issuer”), AVIS BUDGET CAR RENTAL, LLC, a Delaware limited liability company, as administrator (“ABCR” or the “Administrator”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, not in its individual capacity but solely as Trustee (the “Trustee”) under the Base Indenture (as defined herein).
WHEREAS, the parties hereto desire to enter into the Administration Agreement in its entirety as herein set forth;
NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:
1.    Definitions and Usage. Unless otherwise specified herein, capitalized terms used herein (including the preamble and recitals hereto) shall have the meaning assigned to such terms in the Definitions List attached as Schedule I to the Base Indenture, dated as of December 30, 2025 (as it may be amended, modified or supplemented from time to time in accordance with its terms, exclusive of Supplements creating a new Series of Notes, the “Base Indenture”), between Interpace Funding, as Issuer, and the Trustee.
2.    Duties of the Administrator. (a) Certain Duties with Respect to the Indenture. The Administrator agrees to perform the following duties on behalf of Interpace Funding under the Base Indenture:
(A)    the preparation and delivery to the Trustee of written instructions with respect to the investment of funds on deposit in any accounts specified in the Base Indenture or a Supplement and the liquidation of such investments as required or permitted pursuant to the provisions of the Base Indenture or such Supplement;
(B)    the preparation and delivery to the Trustee of the Daily Report required to be prepared pursuant to Section 4.1(a) of the Base Indenture;
(C)    the preparation and delivery to the Trustee, the Paying Agent, the Administrative Agent, the Rating Agencies and any Enhancement Provider of the Monthly Certificate required to be delivered pursuant to Section 4.1(b) of the Base Indenture;
(D)    the preparation and delivery, to the Trustee of the Monthly Noteholders’ Statement with respect to each Series of Notes required to be delivered pursuant to Section 4.1(c) of the Base Indenture;

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(E)    the preparation and delivery to the Trustee and the Paying Agent of written instructions to make withdrawals from and payments to the Collection Account and any other accounts specified in a Supplement and to make drawings under any Enhancement pursuant to Section 4.1(e) of the Base Indenture and the provisions of any Supplement;
(F)    the preparation and delivery to the Trustee of written instructions to establish and maintain appropriate administrative sub-accounts in accordance with Section 5.1(b) of the Base Indenture;
(G)    the preparation and delivery to the Trustee of written instructions with respect to the investment of funds on deposit in the Collection Account and the liquidation of such investments as required or permitted pursuant to Sections 5.1(c) and (d) of the Base Indenture;
(H)    the preparation and delivery to the Trustee and the Paying Agent of the Annual Noteholders’ Tax Statement required to be delivered pursuant to Section 6.3(b) of the Base Indenture;
(I)    the delivery to the Trustee and each Rating Agency, in accordance with Section 8.3(a) of the Base Indenture, of a copy of the financial information, reports and other materials delivered by each Lessee to Interpace Funding pursuant to Section 25.4 of the Operating Lease;
(J)    the delivery to any Noteholder and any prospective purchasers of Notes the information required by Rule 144A(d)(4) of the Securities Act pursuant to Section 8.26 of the Base Indenture;
(K)    the delivery to the Trustee, the Paying Agent and each Rating Agency, a copy of the information and other materials required pursuant to Section 8.29 of the Base Indenture; and
(L)    to assist Interpace Funding (or the Lessees, if applicable) in the sale, return or other disposition of any Vehicle returned to Interpace Funding by the Lessees (or returned to a Lessee, as applicable) for any reason; provided, however, that any such Vehicle may be sold, returned or otherwise disposed of only in a manner consistent with the provisions of the Related Documents.
(b)    Administrator to Act as Custodian of Certificates of Title. (i) To assure uniform quality in servicing of the Collateral and to reduce administrative costs, the Administrator hereby accepts the duty to act as the agent of the Trustee as custodian of the Certificates of Title. The Trustee may revoke such agency at any time, and upon such revocation the Administrator shall promptly deliver all Certificates of Title to the Trustee.
(ii)    The Administrator may delegate any of the duties required to be performed by it under this Section 2(b), including, without limitation, the duty to hold the Certificates of Title, to (x) SGS Automotive Services, Inc., as agent for the Administrator, or (y)

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any other titling service, acting as agent for the Administrator, so long as notice is provided to the Noteholders and the Rating Agency Consent Condition is satisfied with respect to the possession of the Certificates of Title by such titling service.
(iii)    Following the Initial Closing Date, the administrator shall deliver to the Trustee and each Enhancement Provider a copy of its written procedures and standards for handling and monitoring vehicle titles, including procedures upon the acquisition and disposition of vehicles. The Administrator shall comply with such procedures and standards in performing its duties hereunder as custodian of the Certificates of Title. The Administrator, in its capacity as custodian and pursuant to clause (ii) above, shall hold the Certificates of Title on behalf of the Trustee for the use and benefit of all present and future Secured Parties with an interest therein, and maintain such accurate and complete records (either original execution documents or copies of such originally executed documents shall be sufficient for such purposes), and computer systems pertaining to each Certificate of Title as shall enable the Trustee to comply with this Agreement and the other Related Documents. The Administrator shall, subject to clause (ii) above, promptly report to the Trustee any material failure on its part to hold the Certificates of Title and maintain its records, and computer systems as herein provided and promptly take appropriate action to remedy any such failure. Nothing herein shall be deemed to require an initial review or any periodic review by the Trustee of the Certificates of Title. The Trustee shall not be liable for the acts of the Administrator or any agent of the Administrator.
(iv)    The Administrator has notified the Trustee and each Enhancement Provider of the initial location of the Certificates of Title and the related records and computer systems maintained by the Administrator and shall notify the Trustee and each Enhancement Provider prior to any change in location of the Certificates of Title and such related records and computer systems.
(v)    Upon instruction from the Trustee, the Administrator shall release any Certificate of Title to the Trustee, at such place or places as the Trustee may reasonably designate as soon as reasonably practicable; provided, however, that upon the occurrence of an Amortization Event or a Liquidation Event of Default and at the request of the Trustee, the Administrator shall promptly deliver all Certificates of Title to the Trustee. In connection with any such instruction of the Trustee, the Administrator may, in lieu of delivering any original Certificates of Title, deliver copies thereof stored on microfiche, computer disk or on such other image storage or electronic media as the Administrator shall maintain in accordance with its customary practices and which is in a format acceptable to the Trustee; provided, however, that the Administrator shall deliver to the Trustee the original Certificates of Title if the Trustee so instructs the Administrator. The Administrator shall not be responsible for any loss occasioned by the failure of the Trustee, its agent or its designee to return any Certificate of Title or any delay in doing so. All instructions from the Trustee shall be in writing and signed by a Trust Officer, and the Administrator shall be deemed to have received proper instructions with respect to the Certificates of Title upon its receipt of such written instruction. A certified copy of a by-law or of a resolution of the Board of Directors of the Trustee shall constitute conclusive evidence of the authority of any such Responsible Officer to act and shall be considered in full force and effect until receipt by the Administrator of written notice to the contrary given by the Trustee.

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(vi)    The Trustee hereby grants to the Administrator a power of attorney, with full power of substitution to take any and all actions, solely for the following limited purposes, in the name of the Trustee, (x) to note the Trustee as the holder of a first Lien on the Certificates of Title and/or otherwise ensure that the first Lien shown on any and all Certificates of Title is in the name of the Trustee (except with respect to the Certificates of Title for Vehicles titled in the United States that are not perfected under the Base Indenture) and (y) to release the Trustee’s Lien on any Certificate of Title in connection with the sale or disposition of the related Vehicle permitted pursuant to the provisions of the Related Documents. Nothing in this Agreement shall be construed as authorization from the Trustee to the Administrator to release any Lien on the Certificates of Title except upon compliance with the Related Documents. The Trustee shall have the right to terminate such power of attorney (including the related power granted pursuant to the following sentence) at any time by giving written notice to such effect to the Administrator. To further evidence such power of attorney, the Trustee agrees that, by no later than January 10, 2026 and upon request of the Administrator from time to time, it will execute a separate power of attorney substantially in the form of Exhibit A hereto.
(c)    Certain Duties with Respect to the Operating Lease. The Administrator agrees to perform its duties under the Operating Lease, including but not limited to the following:
(A)    to request the Trustee to cause its Lien to be removed from the Certificate of Title for each Vehicle upon the sale, return or other disposition of such Vehicle in accordance with the Related Documents;
(B)    pursuant to Section 4.3 of the Operating Lease, the delivery to the Trustee and the applicable Enhancement Provider of notification of the amount of the Lease Payment Deficit, if any, with respect to each Series of Notes issued pursuant to the Indenture;
(C)    pursuant to Section 7 of the Operating Lease, to promptly and duly execute, deliver, file and record all documents, statements, filings and registrations, and take such further actions as may be requested to establish, perfect and maintain the related Lessor’s title to and interest in, and the Trustee’s perfected first Lien on, the Vehicles leased under such Lease and the Certificates of Title therefor;
(D)    pursuant to Section 13.l of the Operating Lease, to determine the equivalent of any excess damage charges and excess mileage charges (to the extent applicable) to certain Vehicles leased under such Lease at the time of their sale, return or other disposition in accordance with the Related Documents;
(E)    pursuant to Section 25.4 of the Operating Lease, the preparation and delivery to Interpace Funding, the Trustee, each Rating Agency and each Enhancement Provider, as applicable, of notice of any Potential Amortization Event or Amortization Event;

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(F)    pursuant to Section 25.8 of the Operating Lease, to indicate on its computer records that the Trustee is the holder of a Lien on each Vehicle leased under such Lease;
(G)    to indicate on its computer records at all times, the Sublease, if any, under which each Vehicle is subleased to a Permitted Sublessee; and
(H)    with respect to the Sublease, if any, to determine in good faith the portion of the Monthly Base Rent that has accrued during any Related Month with respect to each Vehicle subleased by such Permitted Sublessee.
3.    Additional Duties; Additional Information. Subject to Section 9 of this Agreement, and in accordance with the directions of any party hereto, the Administrator shall administer, perform or supervise the performance of such other activities in connection with the Collateral and the Related Documents as are not covered by any of the foregoing provisions and as are expressly requested by such party and are reasonably within the capability of the Administrator. The Administrator shall furnish to any party hereto from time to time such additional information regarding the Collateral as such party shall reasonably request.
4.    Records. The Administrator shall maintain appropriate books of account and records relating to services performed hereunder, which books of account and records shall be accessible for inspection by any party hereto at any time during normal business hours.
5.    Compensation. As compensation for the performance of the Administrator’s obligations under this Agreement and, as reimbursement for its expenses related thereto, the Administrator shall be entitled to the Monthly Administration Fee, payable by Interpace Funding on each Distribution Date in the respective amounts specified in the definition of such term. The Administrator shall also be entitled to the reasonable costs and expenses of the Administrator incurred by it as a result of arranging for the sale of any Vehicle returned by the Lessee to the applicable Lessor and sold to third parties; provided, however, that such costs and expenses shall be payable to the Administrator by such Lessor only to the extent of any excess of the sale price received by such Lessor for any such Vehicle over the Termination Value thereof (such amount, the “Supplemental Administration Fee”).
6.    Use of Subcontractors. The Administrator may contract with other Persons to assist it in performing its duties under this Agreement, including with respect to data and software fleet administration and management. Any performance of such duties by a Person identified to the Trustee in an Officer’s Certificate of the Administrator shall be deemed to be action taken by the Administrator. Any such contract shall not relieve the Administrator of its liability and responsibility with respect to the duties to which such contract relates.
7.    Transactions with Affiliates. In carrying out the foregoing duties or any of its other obligations under this Agreement, the Administrator may enter into transactions or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from Interpace

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Funding and the Trustee and shall be, in the Administrator’s opinion, no less favorable to the parties hereto than would be available from unaffiliated parties.
8.    Indemnification. The Administrator shall indemnify and hold harmless Interpace Funding, the Trustee and their respective directors, officers, agents and employees (collectively, the “Indemnified Parties”) from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of the activities of the Administrator pursuant to this Agreement, including but not limited to, any judgment, award, settlement, reasonable attorneys’ fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided, however that the Administrator shall not indemnify any Indemnified Party if such acts, omissions or alleged acts or omissions constitute bad faith, negligence or willful misconduct by such Indemnified Party. The indemnity provided herein shall survive the termination of this Agreement and the removal of the Administrator.
9.    Independence of the Administrator. Unless otherwise provided in the Related Documents, the Administrator shall be an independent contractor and shall not be subject to the supervision of Interpace Funding, the Trustee or any other Person with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by the Trustee, the Administrator shall have no authority to act for or represent the Trustee in any way and shall not otherwise be deemed an agent of the Trustee.
10.    No Joint Venture. Nothing contained in this Agreement (i) shall constitute the Administrator and any of Interpace Funding and the Trustee (or any other Person) as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.
11.    Other Activities of Administrator. Nothing herein shall prevent the Administrator or its Affiliates from engaging in other businesses or, in its sole discretion, from acting in a similar capacity as an administrator for any other person or entity even though such person or entity may engage in business activities similar to those of the parties hereto.
12.    Term of Agreement; No Resignation; Removal.
(c)    This Agreement shall continue in force until the termination of the Indenture and the Operating Lease in accordance with their respective terms and the payment in full of all obligations owing thereunder, upon which event this Agreement shall automatically terminate. In the event that the Indenture terminates and all obligations owing thereunder have been paid in full, Interpace Funding shall have all rights of the Trustee under this Agreement.
(d)    The Administrator shall not resign from the obligations and duties imposed hereunder.
(e)    Subject to Sections 12(d) and 12(e), the Trustee may, and at the written direction of the Requisite Investors shall, remove the Administrator upon written notice of termination

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from the Trustee to the Administrator if any of the following events (each, an “Administrator Default”) shall occur:
(i)    the Administrator shall default in the performance of any of its duties under this Agreement and, after notice of such default, shall not cure such default within ten (10) days of the earlier of receiving notice of or learning of such default (or, if such default cannot be cured in such time, shall not give within ten (10) days such assurance of cure as shall be reasonably satisfactory to the Issuer and the Trustee); or
(ii)    an Event of Bankruptcy occurs with respect to the Administrator.
The Administrator agrees that if any event specified in clause (ii) above shall occur, it shall give written notice thereof to each other party hereto within seven (7) days after the happening of such event.
(f)    No removal of the Administrator pursuant to this Section 12 shall be effective until (i) a successor Administrator acceptable to each Enhancement Provider shall have been appointed by the Issuer and the Trustee and (ii) such successor Administrator shall have agreed in writing to be bound by the terms of this Agreement in the same manner as the Administrator is bound hereunder. The Issuer shall provide written notice of any such removal to the Trustee and each Enhancement Provider with a copy to the Rating Agencies.
(g)    The appointment of any successor Administrator shall be effective only after satisfaction of the Rating Agency Consent Condition with respect to the proposed appointment.
13.    Action upon Termination or Removal. Promptly upon the effective date of termination of this Agreement pursuant to Section 12(a) or the removal of the Administrator pursuant to Section 12(c), the Administrator shall be entitled to be paid all fees and reimbursable expenses accruing to it to the date of such termination or removal. The Administrator shall forthwith upon such termination pursuant to Section 12(a) deliver to the Issuer all property and documents of or relating to the Collateral then in the custody of the Administrator. In the event of the resignation or removal of the Administrator pursuant to Section 12(c), the Administrator shall cooperate with the Issuer and the Trustee and take all reasonable steps requested to assist the Issuer and the Trustee in making an orderly transfer of the duties of the Administrator, including, without limitation, delivering to a successor Administrator all property and documents of or relating to the Collateral then in the custody of the retiring Administrator.

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14.    Notices. All notices, requests and other communications to any party hereunder shall be in writing and delivered in person, delivered by email (provided that such email may contain a link to a password-protected website containing such notice for which the recipient has granted access; provided, further, that any email notice to the Trustee other than an email containing a link to a password-protected website shall be in the form of an attachment of a .pdf or similar file) or mailed by first-class mail (registered or certified, return receipt requested), facsimile or overnight air courier guaranteeing next day delivery, to such other party’s address:
Administrator:

Avis Budget Car Rental, LLC
379 Interpace Parkway
Parsippany, New Jersey 07054
Attention:     Treasury Department
Telephone:
Email:

Moody’s:

Moody’s Ratings
7 World Trade Center
250 Greenwich Street
New York, NY 10007
Email:
15.    Amendments. This Agreement may be amended from time to time by a written amendment duly executed and delivered by Interpace Funding and the Administrator, with the written consent of the Trustee, without the consent of the Noteholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders; provided that (i) such amendment will not, as set forth in an Opinion of Counsel satisfactory to the Trustee, materially and adversely affect the interest of any Noteholder and (ii) the Rating Agency Consent Condition has been satisfied with respect to such amendment. This Agreement may also be amended by Interpace Funding, the Administrator and the Trustee with the written consent of the Noteholders of Notes evidencing not less than a majority of the Notes Outstanding for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of Noteholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the Collateral or distributions that are required to be made for the benefit of the Noteholders or (ii) reduce the aforesaid percentage of the Noteholders which are required to consent to any such amendment, in either case, without (x) the consent of the Noteholders of all the Notes Outstanding and (y) the satisfaction of the Rating Agency Consent Condition with respect to such amendment. The Trustee shall have no obligation to execute any amendment hereto which affects its rights, duties and obligations.

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16.    Successors and Assigns. This Agreement may not be assigned by the Administrator unless such assignment is (i) previously consented to in writing by Interpace Funding and the Trustee and (ii) subject to the satisfaction of the Rating Agency Consent Condition in respect thereof. An assignment with such consent and satisfaction, if accepted by the assignee, shall bind the assignee hereunder in the same manner as the Administrator is bound hereunder. Notwithstanding the foregoing, this Agreement may be assigned by the Administrator without the consent of Interpace Funding or the Trustee to a corporation or other organization that is a successor (by merger, consolidation or purchase of assets) to the Administrator; provided that (i) such successor organization executes and delivers to Interpace Funding and the Trustee, an agreement in which such corporation or other organization agrees to be bound hereunder by the terms of said assignment in the same manner as the Administrator is bound hereunder and (ii) the Rating Agency Consent Condition has been satisfied with respect to such assignment. Subject to the foregoing, this Agreement shall bind any successors or assigns of the parties hereto. Each of the parties hereto acknowledges that Interpace Funding has pledged all of its rights under this Agreement to the Trustee on behalf of the Secured Parties pursuant to the Indenture.
17.    Governing Law. This agreement shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.
18.    Headings. The Section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.
19.    Counterparts; Electronic Execution. This Agreement may be executed in any number of counterparts (including by facsimile or electronic transmission (including .pdf file, .jpeg file, Adobe Sign, or DocuSign)), each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart signature page of this Agreement by facsimile or any such electronic transmission shall be effective as delivery of a manually executed counterpart of this Supplement and shall have the same legal validity and enforceability as a manually executed signature to the fullest extent permitted by applicable law. Any electronically signed document delivered via email from a person purporting to be an authorized officer shall be considered signed or executed by such authorized officer on behalf of the applicable person and will be binding on all parties hereto to the same extent as if it were manually executed.
20.    Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired hereby.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

INTERPACE FUNDING LLC

By:	/s/ David Calabria
Name: David Calabria
Title: President

AVIS BUDGET CAR RENTAL, LLC

By:	/s/ David Calabria
Name: David Calabria
Title: Senior Vice President and Treasurer

[Signature Page to Administration Agreement]

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Acknowledged and Consented to by:
THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A.,
not in its individual capacity but solely as Trustee

By: /s/ Mitchell L. Brumwell
 Name: Mitchell L. Brumwell
Title: Vice President

[Signature Page to Administration Agreement]

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EXHIBIT A
POWER OF ATTORNEY

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